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                                                                   Exhibit 4(dd)

                           REGENT COMMUNICATIONS, INC.

    EIGHTH AMENDMENT, LIMITED CONSENT AND LIMITED WAIVER TO CREDIT AGREEMENT

         This EIGHTH AMENDMENT, LIMITED CONSENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of November 11, 1999 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998, that certain Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998, that certain Third Amendment to Credit Agreement dated as of August 14, 1998, that certain Fourth Amendment, Limited Consent and Limited Waiver to Credit Agreement, First Amendment to Subsidiary Guaranty and First Amendment to Pledge and Security Agreement dated as of October 16, 1998, that certain Fifth Amendment to Credit Agreement dated as of November 23, 1998, that certain Sixth Amendment and Limited Consent to Credit Agreement dated as of February 24, 1999 and that certain Seventh Amendment to Credit Agreement dated as of June 30, 1999 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

         WHEREAS, Company and Lenders desire to waive compliance with the provisions of subsections 7.8 and 7.16 of the Credit Agreement in the manner and to the limited extent described herein;

         WHEREAS, Company has requested that Lenders consent to (i) outstanding Letters of Credit not being treated as Indebtedness for purposes of calculating Consolidated Total Debt in the manner and to the limited extent described herein and (ii) the issuance of additional equity in Company on terms and conditions satisfactory to Agent (the "ADDITIONAL EQUITY") during the period from the date hereof through December 30, 1999 (the "ISSUE PERIOD") and the application of the net proceeds of such Additional Equity as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


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SECTION  1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENT TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         Subsection 2.1A of the Credit Agreement is hereby amended by deleting subdivision (ii) of the last paragraph thereof in its entirety and substituting therefor the following:

         "(ii) during the period from the date of the Eighth Amendment to this Agreement to December 31, 1999, no additional Revolving Loans shall be made hereunder"

1.2      AMENDMENT TO SECTION 6:  AFFIRMATIVE COVENANTS

         Section 6 of the Credit Agreement is hereby amended by deleting subsection 6.13 in its entirety and substituting therefor the following:

         "6.13 SALE OF CERTAIN STATIONS.

         [RESERVED]"

1.3      AMENDMENTS TO SECTION 7:  NEGATIVE COVENANTS

         A. Subsection 7.6D of the Credit Agreement is hereby amended by deleting subdivision (iii) in its entirety and substituting therefor the following:

         " (iii) Sale of Assets. For purposes of calculating the Consolidated Total Debt Ratio only for any relevant period through (i) September 30, 1999, in the case of the Assets Sales of the Kingman Stations and the Lake Tahoe Stations or (ii) the date (the "END DATE") which is the earlier of (x) December 30, 1999 or (y) the date of termination or abandonment of the Asset Sale pending for the Flagstaff Stations under the sale agreement in effect as of the date of the Eighth Amendment to this Agreement, in the case of the Asset Sale of the Flagstaff
         Stations: Company and its Subsidiaries may calculate Consolidated Total Debt and Consolidated Operating Cash Flow on a pro forma basis as if such Asset Sales had been consummated and the Net Cash Proceeds which Company in good faith reasonably expects to result from the consummation of such Asset Sales (as certified by Company to Lenders pursuant to an Officers' Certificate no later than June 30, 1999, or July 15, 1999 with respect to the Lake Tahoe Stations only) had been applied to repay Loans as required hereunder, in each case as of the first date of such period."


         B. Subsection 7.6D(iv) of the Credit Agreement is hereby amended by deleting the reference to "September 30, 1998" contained therein and substituting therefor "the End Date".

         C. Subsection 7.7 of the Credit Agreement is hereby amended by deleting subdivision (vii) thereof in its entirety.


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1.4      AMENDMENT TO SECTION 8:  EVENTS OF DEFAULT

         A. Subsection 8.3 of the Credit Agreement is hereby amended by deleting the reference to ", 6.13" contained therein.

         B. Section 8 of the Credit Agreement is hereby further amended by (i) deleting the "or" at the end of subsection 8.16, (ii) adding "or" at the end of subsection 8.17 and (iii) adding a new subsection 8.18 as follows:

         "8.18 ADDITIONAL EQUITY.

                  Company shall fail (i) to obtain by no later than November 30, 1999, a written commitment in form and substance satisfactory to Agent for the issuance no later than December 30, 1999 of additional equity in the Company for net proceeds of not less than $10,000,000 on terms and conditions satisfactory to Agent; or (ii) to issue such equity and apply not less than $10,000,000 of the net proceeds thereof to repay the Loans and reduce the Commitments in accordance with subsection 2.4B(iii)(c) no later than December 30, 1999."

SECTION 2. LIMITED CONSENTS

2.1      LETTERS OF CREDIT

         Lenders hereby consent to the Company not treating currently outstanding Letters of Credit under the Credit Agreement as Indebtedness for purposes of calculating Consolidated Total Debt ; provided, however, that (i) any Letters of Credit issued after the date hereof and (ii) commencing December 31, 1999, all outstanding Letters of Credit shall be deemed to be Indebtedness for purposes of calculating Consolidated Total Debt for all purposes under the Credit Agreement.

2.2      ADDITIONAL EQUITY

         Lenders hereby consent to the issuance of Additional Equity during the Issue Period; provided that the net proceeds of such issuance are applied to prepay the Loans and reduce the Commitments in accordance with subsection 2.4B(iii)(c) and in the amount of the following percentages of such net proceeds: (i) 100% of any such net proceeds up to and including the first $10,000,000 thereof, (ii) 75% of any such net proceeds in excess of $10,000,000 but less than or equal to $15,000,000 in the aggregate, and (iii) 50% of any such net proceeds in excess of $15,000,000 in the aggregate.

SECTION 3. LIMITED WAIVERS

3.1      WAIVER OF SUBSECTION 7.8:  CAPITAL EXPENDITURES

         Lenders hereby waive compliance with the provisions of subsection 7.8 of the Credit Agreement prohibiting the Credit Parties or any of their respective Subsidiaries from making or incurring Consolidated Capital Expenditures in excess of $1,750,000 in the aggregate for any twelve consecutive month period ending as of the last day of any Fiscal Quarter during



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Fiscal Year 1999 with respect to the Fiscal Quarter ending as of September 30,
1999; provided that the aggregate amount of such Consolidated Capital Expenditures shall not exceed $1,786,000.

3.2      WAIVER OF SUBSECTION 7.16:  OVERHEAD

         Lenders hereby waive compliance with the provisions of subsection 7.16 of the Credit Agreement prohibiting the aggregate amount of Overhead of Company during the period April 1, 1999 through September 30, 1999 to exceed $1,900,000; provided that the aggregate amount of such Overhead shall not exceed $1,945,000.

SECTION 4. LIMITATION OF AMENDMENTS, CONSENTS AND WAIVERS

         Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendments, consents and waivers set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Sections 1, 2 and 3 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

         (a) constitute a waiver of compliance by Company with respect to the Credit Agreement in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

         (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 5. REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

         A. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         B. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


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SECTION 6. ACKNOWLEDGEMENT AND CONSENT

         Each of the Company and the Subsidiaries (each individually a "CREDIT SUPPORT PARTY" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement and the Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.

SECTION 7. RELEASE

         Each Credit Party, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Agent, each Lender and each of their respective officers, directors, agents and counsel (each a "RELEASEE") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgements, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, known or unknown, in law, admiralty or equity, which such Credit Party ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date hereof.

SECTION 8. MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.



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                  (iv) All grammatical and technical corrections required in the
         Credit Agreement and the other Loan Documents in order to effect the substance of the amendments set forth herein shall be deemed made upon the effectiveness of this Amendment.

         B. FEES AND EXPENSES.

                  (i) Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  (ii) In addition, Company agrees to pay to Agent for distribution to each Lender that executes this Amendment a non-refundable amendment fee equal to .075% of its Pro Rata Share (the "AMENDMENT FEE") (i) on November 30, 1999, if on or before November 30, 1999, Company has not received a written commitment in form and substance satisfactory to Agent for the issuance of the Additional Equity on terms and conditions satisfactory to Agent or (ii) on December 30, 1999, if on or before December 30, 1999, the net proceeds of such Additional Equity shall not have been applied to repay the Loans and permanently reduce the Commitments as provided herein; provided, that the obligation to pay such Amendment Fee shall be terminated on December 30, 1999 if the net proceeds of such Additional Equity shall have been applied to repay the Loans and permanently reduce the Commitments as provided herein.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, each Credit Support Party and Requisite Lenders


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and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof (the "AMENDMENT EFFECTIVE DATE").


                  [Remainder of page intentionally left blank]







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                       REGENT COMMUNICATIONS, INC.


                       By: /s/ Anthony A. Vasconcellos
                          ---------------------------------------------------
                           Name: Anthony A. Vasconcellos
                           Title: Vice President and Chief Financial Officer



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CREDIT SUPPORT PARTIES

                                    REGENT BROADCASTING OF LEXINGTON, INC.,
                                    REGENT BROADCASTING OF SAN DIEGO, INC.,
                                    REGENT BROADCASTING OF CHICO, INC., REGENT
                                    BROADCASTING OF FLAGSTAFF, INC., REGENT
                                    BROADCASTING OF KINGMAN, INC., REGENT
                                    BROADCASTING OF LAKE TAHOE, INC., REGENT
                                    BROADCASTING OF PALMDALE, INC., REGENT
                                    BROADCASTING OF REDDING, INC., REGENT
                                    BROADCASTING OF VICTORVILLE, INC., REGENT
                                    BROADCASTING OF SOUTH CAROLINA, INC., REGENT
                                    BROADCASTING MIDWEST, INC., REGENT
                                    BROADCASTING OF FLINT, INC., REGENT
                                    BROADCASTING OF MANSFIELD, INC., REGENT
                                    BROADCASTING OF ST. CLOUD, INC., REGENT
                                    BROADCASTING OF ERIE, INC., REGENT
                                    BROADCASTING OF UTICA/ROME, INC.,
                                    REGENT BROADCASTING OF WATERTOWN, INC.,
                                    REGENT BROADCASTING OF EL PASO, INC.,
                                    each a Delaware corporation

                                    By: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       Name:  Anthony A. Vasconcellos
                                       Title: Vice President and Chief Financial
                                              Officer of each of the forgoing


                                    REGENT BROADCASTING WEST COAST, INC.,
                                    a California corporation


                                    By: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       Name: Anthony A. Vasconcellos
                                       Title: Vice President and
                                              Chief Financial Officer


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                                    REGENT LICENSEE OF SAN DIEGO, INC.,
                                    REGENT LICENSEE OF KINGMAN, INC,
                                    REGENT LICENSEE OF VICTORVILLE, INC.,
                                    REGENT LICENSEE OF LEXINGTON, INC.,
                                    REGENT LICENSEE OF LAKE TAHOE, INC.,
                                    REGENT LICENSEE OF PALMDALE, INC.,
                                    REGENT LICENSEE OF REDDING, INC.,
                                    REGENT LICENSEE OF CHICO, INC.,
                                    REGENT LICENSEE OF FLAGSTAFF, INC.,
                                    REGENT LICENSEE OF FLINT, INC.,
                                    REGENT LICENSEE OF MANSFIELD, INC.,
                                    REGENT LICENSEE OF SOUTH CAROLINA, INC.,
                                    REGENT LICENSEE OF ST. CLOUD, INC.,
                                    REGENT LICENSEE OF ERIE, INC.,
                                    REGENT LICENSEE OF UTICA/ROME, INC.,
                                    REGENT LICENSEE OF WATERTOWN, INC.,
                                    REGENT LICENSEE OF EL PASO, INC.,
                                    each a Delaware corporation


                                    By: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       Name:  Anthony A. Vasconcellos
                                       Title: Vice President and Chief Financial
                                              Officer of each of the forgoing



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                                    BANK OF MONTREAL, CHICAGO BRANCH,
                                    individually and as Agent


                                    By: /s/ Christopher Young
                                       ----------------------------------------
                                       Name:  Christopher Young
                                       Title:  Director


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                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    individually and as Documentation Agent


                                    By: /s/ Kenneth M. Gacevich
                                       ----------------------------------------
                                       Name: Kenneth M. Gacevich
                                       Title: Vice President


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                                    BANK ONE, INDIANA, NATIONAL ASSOCIATION


                                    By: (signature not required)
                                       ----------------------------------------
                                       Name:
                                       Title:


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